EXHIBIT 5.2
[Letterhead of Shearman & Sterling LLP]
Shearman & Sterling LLP
Commerce Court West, Suite 4405, P.O. Box 247
Toronto, ON, M5L 1E8
April 5, 2006
Hub International Limited
55 East Jackson Boulevard
Chicago, Illinois 60604 U.S.A.
Registration Statement on Form S-3
Ladies and Gentlemen:
We have acted as counsel to Hub International Limited (the “Company”) in connection with the Registration Statement on Form S-3 (the “Registration Statement”) being filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, relating to the offering from time to time, as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as to be set forth in one or more supplements to the Prospectus (each such supplement, a “Prospectus Supplement”), of the Company’s (i) debt securities (the “Debt Securities”), (ii) common shares (the “Common Shares”), (iii) preference shares (the “Preference Shares”), (iv) warrants to purchase Debt Securities (the “Debt Warrants”), (v) warrants to purchase Common Shares (the “Common Share Warrants”), (vi) warrants to purchase Preference Shares (the “Preference Share Warrants”), (vii) share purchase contracts (the “Share Purchase Contracts”) and (viii) units (the “Units”), with an aggregate issue price set forth in the Registration Statement. The Debt Warrants, Common Share Warrants and Preference Share Warrants are collectively referred to as the “Warrants” and the Warrants, together with the Debt Securities, the Common Shares, the Preference Shares, the Share Purchase Contracts and the Units are collectively referred to as the “Securities”.
The Debt Securities will be issued in one or more series and may be either senior debt securities (the “Senior Securities”) issued pursuant to the indenture, dated as of July 30, 2003 (the “Senior Indenture”), between the Company and The Bank of New York, as trustee (the “Senior Trustee”), or subordinated debt securities (the “Subordinated Securities”) issued pursuant to the indenture, dated as of July 30, 2003 (the “Subordinated Indenture” and together with the Senior Indenture, the “Indentures”), between the Company and The Bank of New York, as trustee (the “Subordinated Trustee”).

In that connection, we have reviewed originals or copies of the following documents:
(a)	The Senior Indenture.

(b)	The Subordinated Indenture.

(c)	The Registration Statement.

(d)	The Prospectus.

(e)	Originals or copies of such other corporate records of the Company, certificates of public officials and of officers of the Company and agreements and other documents as we have deemed necessary as a basis for the opinions expressed below.
In our review of the aforementioned documents, we have assumed:
(a)	The genuineness of all signatures.

(b)	The authenticity of the originals of the documents submitted to us.

(c)	The conformity to authentic originals of any documents submitted to us as copies.

(d)	As to matters of fact, the truthfulness of the representations made in the Indentures and in certificates of public officials and officers of the Company.

(e)	That each of the Indentures is the legal, valid and binding obligation of each party thereto, other than the Company, enforceable against each such party in accordance with its terms.

(f)	That:
(i)	The Company is a corporation duly organized and validly existing under the Canada Business Corporations Act.

(ii)	The execution, delivery and performance by the Company of the Indentures have been duly authorized by all necessary action (corporate or otherwise) and do not:
(A)	contravene its articles of incorporation or bylaws;

(B)	except with respect to Generally Applicable Law, violate any law, rule or regulation applicable to it; or

(C)	result in any conflict with or breach of any agreement or document binding on it which any addressee hereof has knowledge, has received notice or has reason to know.
(iii)	Except with respect to Generally Applicable Law, no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or (to the extent the same is required under any agreement or document binding on it of which an addressee has knowledge, has received notice or has reason to know) any other third party is required for the due execution, delivery or performance by the Company of the Indentures or, if any such authorization, approval, consent, action, notice or filing is required, it has been duly obtained, taken, given or made and is in full force and effect.
We have not independently established the validity of the foregoing assumptions.
“Generally Applicable Law” means the federal law of the United States of America, and the law of the State of New York (including the rules or regulations promulgated thereunder or pursuant thereto), that a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Company, the Indentures or the transactions governed by the Indentures. Without limiting the generality of the foregoing definition of Generally Applicable Law, the term “Generally Applicable Law” does not include any law, rule or regulation that is applicable to the Company, the Indentures or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Indentures or any of its affiliates due to the specific assets or business of such party or such affiliate.
Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that:
          1.  When (i) the issuance and sale of the Senior Securities (including Senior Securities issuable upon conversion of, or exchange for, any Security or upon exercise of any Debt Warrant) have been duly authorized by all necessary action (corporate or otherwise) and (ii) such Senior Securities have been duly executed and delivered by the Company, duly authenticated by the Senior Trustee in accordance with the terms of the Senior Indenture and paid for by the purchasers thereof, such Senior Securities will be the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
          2.  When (i) the issuance and sale of the Subordinated Securities (including Subordinated Securities issuable upon conversion of, or exchange for, any Security or upon exercise of any Debt Warrant) have been duly authorized by all necessary action (corporate or otherwise) and (ii) such Subordinated Securities have been duly executed and delivered by the Company, duly authenticated by the Subordinated Trustee in accordance with the terms of the Subordinated Indenture and paid for by the purchasers thereof, such Subordinated Securities will be the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
Our opinions expressed above are subject to the following qualifications:
          (a)  Our opinions above are subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers) and (ii) possible judicial action giving effect to governmental actions or foreign laws affecting creditors’ rights.
          (b)  Our opinions are also subject to the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).
          (c)  Our opinions are limited to Generally Applicable Law and we do not express any opinion herein concerning any other law.
This opinion letter is rendered to you in connection with the transactions contemplated by the Indentures. This opinion letter may not be relied upon by you for any other purpose without our prior written consent.
This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter that might affect the opinions expressed herein.
We hereby consent to the use of this opinion letter as an exhibit to the Registration Statement and to the use of our name where it appears in the Registration Statement.
Very truly yours,
/s/ Shearman & Sterling LLP